UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2026

Nuveen Farmland REIT
(Exact name of Registrant as specified in its Charter)

Maryland	000-56779	39-7054558
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 917-7700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 24, 2026, a subsidiary of Nuveen Farmland REIT (the “Company”) entered into an agreement for the purchase and sale of real estate (the “Illinois Purchase Agreement”) with IAI USA Fund II, LLC (the “Illinois Seller”), pursuant to which a subsidiary of the Company acquired an agricultural property totaling approximately 146.2 gross acres from the Illinois Seller for an aggregate purchase price of $1,842,624.00 (the “Illinois Acquisition”).

On September 24, 2026, a subsidiary of the Company entered into an agreement for the purchase and sale of real estate (the “Mississippi Purchase Agreement,” and together with the Illinois Purchase Agreement, the “Purchase Agreements”) with IAI USA, LLC (the “Mississippi Seller”), pursuant to which a subsidiary of the Company acquired an agricultural property totaling approximately 3,339.1 gross acres from the Mississippi Seller for an aggregate purchase price of $18,783,000.00 (the “Mississippi Acquisition,” and together with the Illinois Acquisition, the “Acquisition”).

Each Acquisition was consummated substantially concurrently with the execution of each Purchase Agreement and upon the satisfaction of customary closing conditions and was financed using proceeds from the Company’s continuous private offering.

Each of the Purchase Agreements contains customary representations and warranties. Subject to the provisions of each Purchase Agreement, the respective parties have agreed to indemnify each other from certain losses resulting from breaches of their respective representations, warranties and covenants set forth in the respective Purchase Agreements. The foregoing description of each of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to each Purchase Agreement, each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The required financial statements for each of the properties described above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the applicable acquisition could have been timely filed.

(b)     Pro forma financial information.

The required pro forma financial information for each of the properties described above will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the applicable acquisition could have been timely filed.

(d)     Exhibits.

Exhibit No.	Description
10.1	Illinois Purchase Agreement.
10.2	Mississippi Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Farmland REIT

	By:	/s/ Jennifer Mangano
		Name:	Jennifer Mangano
		Title:	Chief Accounting Officer and Treasurer

September 30, 2026